EXHIBIT 4.11

[Form of Warrant Certificate]

WARRANT CERTIFICATE

FORM OF FACE OF WARRANT CERTIFICATE

WARRANTS TO PURCHASE COMMON STOCK

OF WARP TECHNOLOGY HOLDINGS, INC.

No.

Certificate for      Warrants

This certifies that      , or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a Holder), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from      , a      corporation (the Company), one share of Common Stock, par value $0.00001 per share or, to the extent permitted by applicable law, by Cashless Exercise (as defined below), of the Company (Common Stock), at the exercise price (the Exercise Price) of $0.01 per share, subject to adjustment upon the occurrence of certain events. This Warrant Certificate shall terminate and become void as of the close of business on December 31. 2012 (the Expiration Date); provided, however, that this Warrant Certificate may terminate and become void prior to the Expiration Date in the event of certain Merger Transactions (as defined below).

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of      , 2005 (the Warrant Agreement), between the Company and Fortress Credit Corp., warrant agent (the Warrant Agent, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on or prior to the Expiration Date.

In no event, however, will the Warrant(s) represented hereby be exercisable (other than by Cashless Exercise) unless (i) the Holder hereof is an “accredited investor” or a “qualified institutional buyer” as defined in Regulation D and Rule 144A under the Securities Act of 1933, as amended (the Securities Act), respectively, (ii) the exercise of the Warrant(s) is in connection with a sale of the Registrable Common Stock in a transaction that is registered under the Securities Act, (iii) counsel for the Holder shall render an opinion to the effect that the exercise of the Warrant(s) may be effected without registration under the Securities Act and (iv) in the case of (i) or (iii) above, certain other requirements are complied with.

The Holder hereof will have certain demand registration rights with respect to the Registrable Common Stock set forth more fully in the Warrant Agreement.

In the event of certain mergers, consolidations, sales of assets or other business combinations in which cash or non-cash consideration is distributed to the holders of Common Stock (a Merger Transaction), the Holder hereof will be entitled to receive the shares of stock or other securities or other property (including any money) as it would have received had the Holder exercised its Warrants immediately prior to such Merger Transaction or, if applicable, the record date therefor.

The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and full, paid and non-assessable.

In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Common Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) if permitted by law, shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, for such number of shares of Underlying Common Stock equal to the product of (A) the number of shares of Underlying Common Stock for which such Warrant would be exercisable with payment in cash of the Exercise Price as of the date of exercise and (B) a fraction, the numerator of which is the excess of the Current Market Value per share of Underlying Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of Underlying Common Stock on the date of exercise (any payment of Exercise Price pursuant to this subclause (ii) being a Cashless Exercise).

The Company shall pay all taxes and other governmental charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

No service charge shall be made for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address: Fortress Credit Corp, 1251 Avenue of the Americas, New York, NY 10020, Attention: John King.

This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:      , 20

WARP TECHNOLOGY HOLDINGS, INC.

By

Name and Title

Countersigned:

FORTRESS CREDIT CORP.

Warrant Agent

By:

Name and Title

FORM OF REVERSE OF WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To: WARP TECHNOLOGY HOLDINGS, INC.

The undersigned irrevocably exercises      of the Warrants for the purchase of one share (subject to adjustment) of Common Stock, par value $0.00001 per share, of Warp Technology Holdings, Inc., for each Warrant represented by the Warrant Certificate and herewith [makes payment of $     (such payment being in cash or by certified or official bank check payable to the order of      ) / elects Cashless Exercise in accordance with the Warrant Agreement], all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to      and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:

(Signature of Owner)

(Street Address)

(City)(State) (Zip Code)
Securities and/or check to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:
Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code: